                             NEWS RELEASE

LINN Energy Announces Permian – California Trade with Exxon Mobil Corporation

HOUSTON, September 18, 2014 – LINN Energy, LLC (NASDAQ: LINE) (“LINN” or the “Company”) and LinnCo, LLC (NASDAQ: LNCO) (“LinnCo”) announced today that LINN has signed a definitive agreement to trade a portion of its Permian Basin properties to Exxon Mobil Corporation (NYSE: XOM) (“ExxonMobil”) for operating interests in California’s South Belridge Field. The transaction is expected to close in the fourth quarter of 2014 with an effective date of June 1, 2014.
LINN will receive ExxonMobil’s interest in its Hill Property located in the South Belridge Field, which is currently producing approximately 3.4 MBoe/d (~100 percent oil) with a shallow base decline of approximately ten percent. Proved reserves are estimated to be approximately 27 MMBoe, 51 percent of which is developed. LINN has identified significant upside potential through optimization projects, increased steam injection and extensive down spacing from more than 300 future drilling locations. LINN currently estimates total resource potential for the Hill Property to be approximately 67 MMBoe (~100 percent oil).
In exchange, ExxonMobil will receive approximately 17,000 net acres prospective for horizontal Wolfcamp drilling in the Midland Basin and approximately 4.7 MBoe/d of current production. Proved reserves are estimated to be 19 MMBoe. Additionally, ExxonMobil will receive approximately 800 acres in the New Mexico Delaware Basin.
“Our California team has done an excellent job this year of growing Diatomite production and managing our legacy fields,” said Mark E. Ellis, Chairman, President and Chief Executive Officer. “We are very excited to add ExxonMobil’s Hill Property to our inventory of development opportunities in the San Joaquin Valley. Today’s trade announcement is another strategic portfolio improvement for our Company that reinforces our commitment to mature, long-lived oil and natural gas assets with low and predictable decline rates.”
Significant benefits LINN expects to receive from the ExxonMobil trade:

•	Excellent mature assets with a decline rate of approximately ten percent and reserve life of approximately 22 years;

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Hill Property currently generates more operating cash flow than Permian Basin properties traded and is expected to be accretive to excess of net cash provided by operating activities after distributions to unitholders;

•	Total resource potential of approximately 67 MMBoe and approximately 27 MMBoe of proved reserves;

•	Approximately 300 future drilling locations, significantly increasing the Company’s California inventory;

•	Tax efficient exchange of assets; and

•	Credit positive from increased cash flow and reserves.
Following the closing of this transaction with ExxonMobil, LINN will have remaining production of approximately 10 MBoe/d and approximately 13,000 net acres in the Midland Basin that is prospective for horizontal Wolfcamp drilling.

Mr. Ellis noted, “We continue to see strong interest in the market for a trade or sale of these remaining assets and believe there is significant additional value for our unitholders.”

The transaction with ExxonMobil is subject to satisfactory completion of title and environmental due diligence, as well as the satisfaction of closing conditions. The transaction is expected to close in the fourth quarter of 2014 with an effective date of June 1, 2014.
Supplemental information regarding today’s announced trade is posted at www.linnenergy.com.
ADVISOR
RBC Richardson Barr acted as financial advisor to LINN during this transaction.
ABOUT LINN ENERGY
LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-15 U.S. independent oil and natural gas development company, with approximately 8.0 Tcfe of proved reserves (pro forma for announced 2014 trades, acquisitions and planned sale of Mid-Continent assets) in producing U.S. basins as of December 31, 2013. More information about LINN Energy is available at www.linnenergy.com.
ABOUT LINNCO

LinnCo was created to enhance LINN Energy’s ability to raise additional equity capital to execute on its acquisition and growth strategy. LinnCo is a Delaware limited liability company that has elected to be taxed as a corporation for United States federal income tax purposes, and accordingly its shareholders will receive a Form 1099 in respect of any dividends paid by LinnCo. More information about LinnCo is available at www.linnco.com.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements related to acquisitions, trades or divestitures or their expected tax treatment, timing and payment of distributions, taxes and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including its drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience and perception of current conditions, historical trends, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company's financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please read "Risk Factors" in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Reserve Estimates
The SEC permits oil and natural gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. The Issuers may use terms in this press release that the SEC’s guidelines strictly prohibit in SEC filings, such as “estimated ultimate recovery” or “EUR,” “resources,” “net resources,” “total resource potential” and similar terms to estimate oil and natural gas that may ultimately be recovered. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves as used in SEC filings and, accordingly, are subject to substantially greater uncertainty of being actually realized. These estimates have not been fully risked by management. Actual quantities that may be ultimately recovered will likely differ substantially from these estimates. Factors affecting ultimate recovery include the scope of the Company’s actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. These estimates may change significantly as the development of properties provides additional data.

Contacts:        LINN Energy, LLC and LinnCo, LLC

Investors and Media:

Clay Jeansonne, Vice President, Investor and Public Relations
281-840-4193

Zach Dailey, Director, Investor Relations
713-904-6547

Sarah Nordin, Public Relations & Media
713-904-6605

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